Exhibit 99.1

FOR FURTHER INFORMATION:

Michael W. McCarthy	Daniel Francisco
Vice President – CorpComm	MediaRelations Director
Photronics, Inc.	Micron Technology, Inc.
(203)775-9000	(208)368-5584
mmccarthy@brk.photronics.com	dfrancisco@micron.com

Press Release

EMBARGO UNTIL 7:30 a.m. ET

May 8, 2006

PHOTRONICS & MICRON TECHNOLOGY FORM THE

MP MASK TECHNOLOGY CENTER

BROOKFIELD, Connecticut and BOISE, Idaho – May 8, 2006 – Photronics, Inc. (Nasdaq:PLAB) and Micron Technology, Inc., (NYSE:MU) today announced the formation of a joint venture known as MP Mask Technology Center, LLC (“MP Mask”). The joint venture will develop and produce photomasks for leading-edge and advanced next generation semiconductors and will begin supplying these photomasks immediately. As part of the formation of the joint venture, Photronics will be investing $135 million over a three year period while Micron contributed its existing photomask technology center located at its Boise headquarters to MP Mask. Photronics owns 49.99% of the venture, while Micron owns 50.01%. In connection with the joint venture, Micron and Photronics have entered into a technology license agreement and certain supply agreements.

Complementing the investment each company is making in MP Mask, Micron and Photronics intend to build an independent state-of-the-art NanoFab in Boise, Idaho, that will be operated by Photronics for volume production of advanced technology photomasks. Photronics’ investment in this facility is expected to fall within a range of $100 million to $150 million and will include new capital in addition to redeployed assets. The new facility is planned to fully leverage the technology developed inside MP Mask to create the industry’s most advanced photomask supply, and will manufacture products for the most advanced applications for Micron and other Photronics customers. This new facility is expected to be completed and to begin qualification by the end of 2007.

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Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS & MICRON TECHNOLOGY FORM THE MP MASK TECHNOLOGY CENTER……...PAGE TWO

Michael J. Luttati, Chief Executive Officer of Photronics said, “The top priority for Photronics is to achieve profitable technology leadership while simultaneously enhancing customer service, increasing market share and improving overall financial performance.” He added, “MP Mask is providing Photronics with the ability to obtain and implement a competitive advantage to the industry at a time when technology partnerships represent a critical area of differentiation. Through close development collaboration with Micron, MP Mask will deliver processes that result in production-worthy photomasks that optimize wafer fab yields. All Photronics customers will benefit from more robust processes, resulting in profitable returns in the shortest possible time frame. By aligning our company’s interests and capabilities with those of a technology-driven semiconductor manufacturer like Micron, we are accelerating photomask technology development cycles in a manner that is consistent with our profitable technology goals.”

Mark Durcan, Chief Operating Officer of Micron Technology said, “The combined expertise of Micron and Photronics in the areas of advanced photomask technology development and fabrication will enable Micron to meet its reticle demands for increasingly high-density, low-power semiconductor devices.” Durcan added, “As a leader in DRAM, CMOS image sensors and NAND flash memory, Micron is always seeking to engage the support of strategic suppliers that can provide reliable and cost-effective solutions.”

A board of managers comprised of executives and technologists from Photronics and Micron will oversee the operations of MP Mask. Randal W. Chance will serve as general manager of MP Mask, and Durcan will serve as chairman of the board of managers. Activities at the MP Mask Technology Center will support the development work already under way at Photronics and Micron.

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Photronics will present a more in-depth discussion of the MP Mask Technology Center, LLC on a conference call scheduled for 11:00 a.m. ET on Monday May 8, 2006. Michael J. Luttati, Chief Executive Officer of Photronics, will have some brief remarks and be available for questions. The call can be accessed live by dialing (212)676-5290 or by logging into a webcast of the call at www.photronics.com. A replay of the call will be webcast at www.photronics.com until the Company reports fiscal fourth quarter earnings on Tuesday, December 5, 2006 after the markets close.

Photronics will be hosting its fiscal 2006 second quarter conference call with investors and the media on Wednesday, May 17, 2006 at 8:30 a.m. Eastern Time. Photronics will issue its results for the fiscal 2006 second quarter after the markets close on Tuesday, May 16, 2006. The live call dial-in number is (212)676-5290. A webcast and replay of the call can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the “Conference Calls” button in the top right corner of the home page. Michael J. Luttati, Chief Executive Officer of Photronics, will have some brief remarks and be available for questions. The call will be archived at www.photronics.com for instant replay access until the Company reports its fiscal third quarter results after the market closes on Tuesday, August 15, 2006.

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Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS & MICRON TECHNOLOGY FORM THE MP MASK TECHNOLOGY CENTER.....PAGE THREE

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

Micron Technology, Inc., is one of the world’s leading providers of advanced semiconductor solutions. Through its worldwide operations, Micron manufactures and markets DRAMs, NAND Flash memory, CMOS image sensors, other semiconductor components, and memory modules for use in leading-edge computing, consumer, networking, and mobile products. Micron’s common stock is traded on the New York Stock Exchange (NYSE) under the MU symbol. To learn more about Micron Technology, Inc., visit www.micron.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to the joint venture, the planned fabrication facility, future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; uncertainties with resperct to the integration and management of a new joint venture, delays in the construction and equipping of the planned fabrication facility, the ability to transfer licensed applications to other applications, the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

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Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com